UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2015

Commission file number 001-11625

Pentair plc

(Exact name of Registrant as specified in its charter)

Ireland	98-1141328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

P.O. Box 471, Sharp Street, Walkden, Manchester, M28 8BU United Kingdom

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 44-161-703-1885

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into A Material Definitive Agreement.

On September 7, 2015, Pentair plc, an Irish public limited company (“Pentair”), entered into a letter agreement (the “Letter Agreement”) with Trian Fund Management, L.P. (“Trian”), Edward P. Garden, Chief Investment Officer and a founding partner of Trian, and Matthew Peltz and Brian Baldwin, each of whom is also a partner at Trian. Pursuant to the Letter Agreement, Pentair agreed that it will submit to its shareholders at its annual general meeting of shareholders in 2016 or at any special meeting of shareholders called prior to such time (each, the “Shareholder Meeting”), and will recommend that its shareholders approve and use reasonable best efforts to obtain the approval of, a resolution to amend Pentair’s articles of association to increase the maximum size of the board of directors of Pentair (the “Board”) by one director to twelve directors (the “Amendment Resolution”). Following shareholder approval of the Amendment Resolution, the Board will immediately appoint Mr. Garden as director to fill the resulting vacancy and appoint Mr. Garden as a member of Pentair’s Compensation Committee (the “Compensation Committee”). Pentair further agreed that beginning on or prior to September 21, 2015 (the “Commencement Date”) until the Shareholder Meeting, Mr. Garden will have the right to attend, and participate in, all meetings of the Board (and all meetings of the Compensation Committee) in a non-voting participant capacity. In addition, beginning on the Commencement Date, either of Mr. Peltz or Mr. Baldwin will have the right to attend all meetings of the Board (and all meetings of the Compensation Committee) in a non-voting, non-participating observer capacity, subject to certain limitations. The Letter Agreement follows a series of collaborative discussions between Pentair and Trian, one of Pentair’s largest shareholders, with an approximate 7.2% beneficial ownership position.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

ITEM 8.01	Other Events.

On September 8, 2015, Pentair issued a press release, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

a)	Not applicable.

b)	Not applicable.

c)	Not applicable.

d)	Exhibits. The following exhibit is being filed herewith:

Exhibit	Description

10.1	Letter agreement dated September 7, 2015 among Pentair plc, Edward P. Garden, Matthew Peltz, Brian Baldwin and Trian Fund Management, L.P.

99.1	Press Release, dated September 8, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on September 8, 2015.

PENTAIR PLC
Registrant

By:	/s/ Angela D. Lageson
Angela D. Lageson
Senior Vice President, General Counsel and Secretary

PENTAIR PLC

Exhibit Index to Current Report on Form 8-K

Dated September 7, 2015

Exhibit Number	Description

10.1	Agreement, dated September 7, 2015, among Pentair plc, Edward P. Garden, Matthew Peltz, Brian Baldwin and Trian Fund Management, L.P.

99.1	Press Release, dated September 8, 2015